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                               NETCREATIONS, INC.
         PROXY FOR SPECIAL MEETING OF SHAREHOLDERS --            , 2000
      (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NETCREATIONS)

The undersigned shareholder of NetCreations, Inc. hereby appoints Rosalind Resnick and Ryan Scott Druckenmiller, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Shareholders of
NetCreations, Inc. to be held at      .m., local time, on         , 2000, at
                   .

1.   ADOPTION OF THE MERGER AGREEMENT AMONG DOUBLECLICK INC.,
     GENESIS MERGER SUB, INC. AND NETCREATIONS, INC.

     [ ]    FOR          [ ]    AGAINST              [ ]    ABSTAIN

2.   GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO
     ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES
     FOR ADOPTION OF THE MERGER AGREEMENT

     [ ]    FOR          [ ]    AGAINST              [ ]    ABSTAIN

3.   IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY
     COME BEFORE THE MEETING

     [ ]    FOR          [ ]    AGAINST              [ ]    ABSTAIN

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer. If the shareholder is a partnership, please sign full partnership name by an authorized person.

                                          --------------------------------------
                                          Name(s) of Shareholder

                                          --------------------------------------
                                          Signature(s) of Shareholder

Dated:             , 2000